Board  of  Directors
Indiana  United  Bancorp
Greensburg,  Indiana



We consent to the incorporation by reference in this registration statement on Post-Effective Amendment No. 2 to Form S-8 of our report dated February 24, 1998, on the consolidated financial statements of Indiana United Bancorp and subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report was included in Indiana United Bancorp s Annual Report on Form 10-K for the fiscal year ended December 31, 1997.



/s/    Olive  LLP
Indianapolis,  Indiana
June  30,  1998